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                                                                    EXHIBIT 21.1

                   SUBSIDIARIES OF RENAISSANCE LEARNING, INC.
                              (As of March 1, 2008)

Name                                                Jurisdiction of Organization

AlphaSmart Direct, Inc.                             Wisconsin
Advantage Learning Systems India Private Limited    India
Renaissance Learning of Canada Co.                  Nova Scotia, Canada
Renaissance Learning UK Limited                     United Kingdom
RL Investments, Inc.                                Nevada
RL Asset Management, Inc.                           Nevada